[LOGO]  Mitchell & Titus, LLP


                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-8 to Form S-4 Registration Statement of our report dated May 26, 2000, included in CBS Corporation's Form 11-K for the CBS Employee Investment Fund for the year ended December 31, 2000, and to all references to our Firm in this Registration Statement.




/s/  Mitchell & Titus, LLP
--------------------------
Mitchell & Titus, LLP
Washington, DC
February 20, 2001